CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Amendment No. 2 of Form 20-F of Prophecy Development Corp. of our reports dated August 24, 2018, relating to the consolidated financial statements, appearing in the Annual Report on Form 20-F of Prophecy Development Corp. for the years ended December 31, 2017, 2016 and 2015.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Professional Accountants

September 17, 2018